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[LETTERHEAD OF GOODWIN, PROCTER & HOAR LLP]                        Exhibit 5.1


                                 March 5, 1998

Bay Apartment Communities, Inc.
4340 Stevens Creek Boulevard, Suite 275
San Jose, CA 95129

Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to Bay Apartment Communities, Inc., a Maryland corporation (the "Company"), in connection with the registration on Form S-8, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 480,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), which may be issued pursuant to the Bay Apartment Communities, Inc. 1994 Stock Incentive Plan, as amended and restated (the "Plan").

     In connection with rendering this opinion, we have examined the Articles of Incorporation and the Bylaws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed material; a registration statement on Form S-8 under the Securities Act relating to the Shares (the "Registration Statement") and the prospectus contained therein (the "Prospectus"); the Plan, as amended and restated to the date hereof; the option agreements issued to certain officers, employees and Directors of the Company; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Maryland General Corporation Law.

     Based upon the foregoing, we are of the opinion that upon the issuance of the Shares in accordance with the terms of the Plan and the receipt of full consideration therefor, the Shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities, as to which we express no opinion.


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[2ND SHEET OF Goodwin, Procter & Hoar LLP]



Bay Apartment Communities, Inc.
March 5, 1998
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ Goodwin, Procter & Hoar  LLP

                                          GOODWIN, PROCTER & HOAR  LLP